UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

No.4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road,

Chaoyang, District, Beijing, P.R.C. 100125
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On March 17, 2018, Seven Stars Cloud Group, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with GT Dollar Pte. Ltd. (“GTD”) for a private placement of a total amount of $40.0 million. Pursuant to the terms of the Subscription Agreement, the Company (i) will issue and sell to GTD, an aggregate of 13,773,010 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), for $1.82 per share, or a total purchase price of $25,066,878.20, and (ii) issue two convertible promissory notes (each a “Note” and together, the “Notes”) with a stated principal amount of $10 million and $4,933,121.80, respectively. GTD shall pay $30 million of the purchase price on or prior to March 31, 2018, in connection with the issuance of the 13,773,010 shares of Common Stock and the $4,933,121.80 Note, and the remaining $10 million on or prior to April 30, 2018, in connection with the issuance of the $10 million Note. The Subscription Agreement contains customary representations, warranties and covenants and a 9 month lock-up period for GTD from the date of the Subscription Agreement.

The Notes will bear interest at the rate of 0.56% per annum and mature December 31, 2019. In the event of default, the Notes will become immediately due and payable. Until receipt of necessary shareholder approvals for the transactions contemplated by these agreements, the Notes note may not be converted, to the extent that such conversion would result in GTD and its affiliates beneficially owning more than 19.9% of the Company’s outstanding shares of Common Stock. Once the necessary shareholder approval is received, the unpaid principal and interest on the Notes will automatically convert into shares of Common Stock at a conversion rate of $1.82.

The foregoing description of the Subscription Agreement and the Notes is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreements which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Common Stock and the issuance of the Notes discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The Company issued the shares of its Common Stock and the Notes in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 8.01	Other Events.

On March 22, 2018, the Company issued a press release announcing the entry into of the Subscription Agreement and the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: March 22, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board